Exhibit 10.11

Form of Promissory Note Amendment Agreement

TRANSPORTATION AND LOGISTICS SYSTEMS,INC.

5500 Military Trail – Suite 22-357

Jupiter, Florida 33458

[Date of Amendment Agreement]

Dear Noteholder:

Reference is hereby made to that certain Promissory Note (the “Note”) of Transportation and Logistics Systems, Inc. (the “Company”) in the aggregate principal amount of $[Original Principal Amount], issued on [Original Issue Date] and due to [Investor] on [Original Maturity Date].

This letter agreement is to confirm that we agree to amend the due date for the outstanding principal and interest of the Note to be due and paid in full either on [New Maturity Date]. Except as set forth herein, all of the terms and provisions of the Notes shall remain in full force and effect.

Very truly yours,

Transportation and Logistics Systems, Inc.

By:
Name :	Sebastian Giordano
Title:	Chief Executive Officer

[INVESTOR]

By:
Name:
Title:

SCHEDULE TO EXHIBIT 10.11

The following table describes the Amendment to Promissory Notes between Transportation and Logistics Systems, Inc. (“TLSS”) and the investors listed below, the forms of which are substantially identical in all material respects to the representative Amendment to Promissory Note filed herewith, except as set forth below, and are dated as of the respective dates listed below. The other Amendment to Promissory Notes are omitted pursuant to Instruction 2 to Item 601 of Regulation S-K.

Name of Investor	Original Principal Amount	Original Issue Date	Date of Amendment Agreement	Original Maturity Date	New Maturity Date
Mercer Street Global Opportunity Fund	$75,000	8/12/24	2/7/2025	2/12/25	8/12/2025
Cavalry Fund I LP	$75,000	8/12/24	2/7/2025	2/12/25	8/12/2025
Mercer Street Global Opportunity Fund	$50,000	10/9/24	4/9/25	4/9/25	8/12/2025
Cavalry Fund I LP	$50,000	10/9/24	4/9/25	4/9/25	8/12/2025